AGREEMENT
             TO CONTROL IMPROPER USE OF MATERIAL INSIDE INFORMATION


     This agreement to control improper use of material inside information (the "Agreement") is made and entered into, by and between The Yankee Companies, LLC, a Florida limited liability company ("Yankees"), and Colmena Corp., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" and the "Issuer;" respectively; Yankees and the Issuer being sometimes hereinafter collectively referred to as the "Parties," or generically as a "Party").


                                    PREAMBLE:

WHEREAS, the Parties desire to assure that the Issuer is in continuing full compliance with its obligations to disseminate information concerning its operations, financial condition and anticipated events on a timely basis, as required by the Regulation FD promulgated by the United States Securities and Exchange Commission ("Regulation FD" and the "Commission," respectively); and

WHEREAS, pursuant to Yankees' status as an investor in and advisor to the Issuer, Yankees may, from time to time, be asked to review and comment on information concerning the Issuer that has not yet been publicly released; and

WHEREAS, Yankees and its affiliates, on a continual basis, are engaged in the sale of securities of the Issuer which they have purchased from the Issuer or received as compensation from the Issuer and require a mechanism to determine when such sales would be prohibited by Section 20A of the Exchange Act, as involving improper use of material inside information (collectively hereinafter referred to as "Material Inside Information"):

     NOW, THEREFORE, in consideration of the premises and the sum of ten dollars, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                   WITNESSETH:

FIRST: The Issuer hereby agrees to provide Yankees and its members with prompt written notice on each occasion that it provides Yankees or its members with Material Inside Information, specifically identifying the information so provided (the "Notice").

SECOND: Yankees and its members hereby agree that promptly after receipt of the Notice, they will maintain the Material Inside Information in confidence pursuant to Regulation FD,ss. 243.100 (b)(2)(ii), and will refrain from placing any new instructions for transactions in the Issuer's securities for a period of forty-eight hours, unless the purchaser of the securities to be sold is provided with the specific Material Inside Information involved, unless the purchaser of the securities to be sold is provided with the specific Material Inside Information involved and has also agreed to maintain the same in confidentiality as provided herein (the "No New Sales Period"),






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THIRD:    The Issuer hereby agrees that it shall either issue a press release or make a filing with the Commission disclosing the specific Material Inside Information involved in the Notice, within the No New Sales Period.

FOURTH: The Issuer's and Yankees' obligations under this Agreement shall be in addition to, and not in lieu of, their existing obligations under federal and state securities laws.

FIFTH:    Miscellaneous Provisions:

5.1  Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    (1)  To the Issuer:

         Colmena Corp., 5185 Southeast 20th Street, Ocala, Florida 34471; Telephone (352) 694-6661; Fax (352) 694-1325;
         email  administration@colmenacorp.com;
         Attention: Vanessa H. Lindsey, Secretary & Chief Administrative Officer

    (2)  To Yankees:

         The Yankee Companies, LLC, 2500 North Military Trail, Suite 225; Boca Raton, Florida 33431;
         Telephone (561) 998-2025, Fax (561) 998-3425;
         e-mail lenny@yankeecompanies.com;
         Attention: Leonard Miles Tucker, Chief Executive Officer

     or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b) (1) The Parties acknowledge that Yankees has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

    (2) Because of the inherent conflict of interests involved, Yankees has advised the Issuer to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on its behalf.

    (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Yankees' general counsel, who has reviewed, approved and caused modifications on behalf of Yankees, from representing anyone other than Yankees in this transaction.

5.2  Amendment.

(A) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.





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(B)  This  Agreement  may not be  modified  without the consent of a majority in interest of Yankees' members.

5.3  Merger.

(A) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4  Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5  Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6  Governing Law.

     This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Florida, except for any choice of law provisions that would result in the application of the law of another jurisdiction.

5.7  Third Party Reliance.

     Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

5.8  Venue.

     Any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Palm Beach County, Florida.

5.9  Litigation.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:




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     (1) (a)   First,  the  issue  shall  be  submitted  to  mediation  before a mediation service in Palm Beach County, Florida, to be selected by lot from six alternatives to be provided, three by Yankees and three by the Issuer.

         (b) The mediation efforts shall be concluded within ten business days after their in itiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Palm Beach County, Florida to be selected by lot, from six alternatives to be provided, three by Yankees and three by the Issuer.

     (3) (a)   Expenses of mediation shall be borne by Yankees, if successful.

         (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

         (c)   If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties.

5.10 Benefit of Agreement.

(A) This Agreement may not be assigned by the Issuer without the prior written consent of Yankees.

(B) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.11 Interpretation.

(A) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

(B) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(C) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(D) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(E) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





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5.12 Number and Gender.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.13 Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.14 Status.

     Nothing in this Agreement shall be construed or shall constitute an agency, employment, partnership, or, joint venture relationship.

5.15 Counterparts.

(A)  This Agreement may be executed in any number of counterparts.

(B) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.16 License.

(A) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(B) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(C) This Agreement shall not be more strictly interpreted against any Party as a result of its authorship.

5.17 Waiver.

     No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

5.18 Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.



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(B)  In the event it becomes  necessary  to enforce  this  indemnity  through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

5.19 Consultation with Counsel.

     The Issuer has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Issuer's Securities acquired by Yankees, to the extent the Issuer felt necessary, with legal counsel for the Issuer.

     In Witness Whereof, the Issuer and Yankees have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:


Signed, sealed and delivered
         In Our Presence:
                                                      The Issuer
/s/ Edward C. Dmytryk /s/
----------------------------

/s/ Lawrence Van Etten /s/
____________________________            By: /s/ Anthony Q. Joffe /s/
                                                Anthony Q. Joffe, President

Dated:  May 10, 2002

         (Corporate Seal)
                                    Attest: /s/ Vanessa H. Lindsey /s/
                                                Vanessa H. Lindsey, Secretary



                                                The Yankee Companies, LLC
/s/ Nancy Molinari /s/
----------------------------

/s/ Marc Frankel /s/
____________________________            By: /s/ Leonard Miles Tucker /s/
                                                Leonard Miles Tucker
                                                Member & Chief Executive Officer


                                    Attest: /s/ Vanessa H. Lindsey /s/
                                                Vanessa H. Lindsey, Secretary
Dated:  May 10, 2002




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